Exhibit 11 under Form N-1A
                                              Exhibit 23 under Item 601/Reg. S-K



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Post-Effective Amendment No. 49 to the Registration Statement of Cash Management Fund, Treasury Money Fund, NY Tax Free Money Fund, and Tax Free Money Fund (four of the Funds comprising BT Investment Funds) on Form N-1A of our reports dated February 19, 1998 on our audits of the financial statements and financial highlights of the Cash Management Portfolio, Treasury Money Portfolio, NY Tax Free Money Portfolio, and Tax Free Money Portfolio, which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1997 which are incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Counsel and Independent Accounts."


By: Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Kansas City, Missouri
April 29, 1998